Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces Financial Results

for the 2013 Second Quarter

Sales up 2.5% from a year ago and 6.8% from the first quarter of 2013

Lincolnshire, IL, August 6, 2013—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2013 second quarter diluted earnings per share from continuing operations of $0.60, including exit, restructuring and acquisition costs that reduced earnings by $0.03 per share. Income from continuing operations for the second quarter of 2012 totaled $0.58 per share. Net sales for the quarter ended June 29, 2013, increased 2.5% to $253,160,000 from $247,077,000 for the second quarter of 2012.

Summary Financial Performance (Unaudited)

	2Q13	2Q12	Change
Net sales (in 000s)	$253,160	$247,077	2.5%
Gross margin (%)	47.8	48.7	(0.9	) pts.
Operating margin (%)	14.3	15.9	(1.7	) pts.
Income from continuing operations (in 000s)	$37,716	$39,719	(5.0)%
Income (loss) from discontinued operations, net of tax (in 000s)	$8	$300	N/M
Net income (in 000s)	$30,566	$30,653	(0.3)%
Diluted earnings per share:
Income from continuing operations	$0.60	$0.58	3.4%
Income from discontinued operations	$0.00	$0.01	N/M
Net income	$0.60	$0.59	1.7%

“In a quarter still challenged by uneven global business conditions, we won more business with strategic customers in targeted industries and delivered a broader range of products and solutions to a more diversified customer base,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, the cadence of our product development activities remained high, with the recent introductions of our ZXP Series 1 and updated ZXP Series 3 card printers, and our EM220 II wireless mobile receipt printer. We also accelerated investments to introduce innovative Internet of Things products and solutions to serve customers in sports and entertainment. Our recently launched Zebra Commerce™ brand will help us to more effectively deliver the broad suite of Zebra products and services to customers in the retail and field service industries. We look to the second half of 2013 with optimism about making further progress on our strategic initiatives and building greater value for our sharesholders.”

As of June 29, 2013, Zebra had $454,038,000 in cash and investments, and no long-term debt. Net inventories were $109,149,000, and net accounts receivable were $170,856,000.

For the first six months of 2013, net sales were $490,097,000, compared with $490,952,000 for the first half of 2012. Net income for the six months that ended June 29, 2013, was $54,108,000, or $1.05 per diluted share, compared with $60,817,000, or $1.17 per diluted share, for the same period in 2012.

Discussion and Analysis – Second Quarter

•

Net sales growth of 2.5% included increased sales for the company in North America, Asia Pacific and the Europe, Middle East and Africa region. Organic growth of Zebra’s label and wristband business was supplemented with sales from the July 2012 acquisition of LaserBand.

•	Gross profit margin of 47.8%, versus 48.7% in 2012, reflects changes in product mix and selected pricing on certain large business opportunities with strategic customers in targeted markets.

•

Operating expense growth of 4.6% includes $1,101,000 for exit and restructuring costs and $618,000 for acquisition costs. Other increases in operating expenses principally relate to accelerated product development and sales and marketing activities supporting Zebra’s entry to serve customers in the sports industry. Amortization increased over 2012 levels primarily due to intangible assets acquired as part of the July 2012 LaserBand acquisition.

•	Other income includes a net $1,557,000 favorable litigation settlement, which is related to an investment loss that was recorded in prior years.

Stock Purchase Update

During the second quarter of 2013, Zebra returned $24,674,000 to shareholders through the repurchase of 539,788 shares of Zebra Technologies Corporation Class A Common Stock at a weighted average price of $45.71 per share. At June 29, 2013, the company had 1,395,294 shares remaining in its stock buyback authorization, and 50,782,000 shares of common stock were outstanding.

Third Quarter Outlook

Zebra announced its financial forecast for the third quarter of 2013. Net sales are expected within a range of $253,000,000 to $263,000,000. Diluted earnings per share are expected within a range of $0.61 to $0.71.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2013. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2013 stated in the paragraph above captioned “Third Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2012.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 29, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,886	$64,740
Investments and marketable securities	389,799	324,140
Accounts receivable, net	170,856	168,732
Inventories, net	109,149	123,357
Deferred income taxes	13,190	13,484
Income taxes receivable	7,481	—
Prepaid expenses and other current assets	16,246	16,410

Total current assets	762,607	710,863

Property and equipment at cost, less accumulated depreciation and amortization	101,737	101,349
Long-term deferred income taxes	—	2,602
Goodwill	94,942	94,942
Other intangibles, net	35,425	39,151
Long-term investments and marketable securities	8,353	5,195
Other assets	15,491	13,646

Total assets	$1,018,555	$967,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,945	$23,045
Accrued liabilities	50,584	57,234
Deferred revenue	12,416	13,326
Income taxes payable	6,870	1,609

Total current liabilities	101,815	95,214
Long-term deferred tax liability	1,544	—
Deferred rent	1,332	1,303
Other long-term liabilities	17,285	14,229

Total liabilities	121,976	110,746

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	137,342	139,523
Treasury stock	(654,518)	(641,438)
Retained earnings	1,422,628	1,368,520
Accumulated other comprehensive loss	(9,595)	(10,325)

Total stockholders’ equity	896,579	857,002

Total liabilities and stockholders’ equity	$1,018,555	$967,748

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales:
Net sales of tangible products	$239,909	$234,708	$465,030	$467,184
Revenue from services and software	13,251	12,369	25,067	23,768

Total net sales	253,160	247,077	490,097	490,952

Cost of sales:
Cost of sales of tangible products	125,664	119,980	242,775	239,013
Cost of services and software	6,589	6,720	13,350	11,679

Total cost of sales	132,253	126,700	256,125	250,692

Gross profit	120,907	120,377	233,972	240,260

Operating expenses:
Selling and marketing	33,830	32,158	67,345	64,272
Research and development	23,201	22,336	45,059	42,752
General and administrative	24,053	24,402	49,329	48,722
Amortization of intangible assets	1,863	770	3,726	1,540
Acquisition costs	618	1,252	1,100	1,506
Exit and restructuring costs	1,101	0	2,996	0

Total operating expenses	84,666	80,918	169,555	158,792

Operating income	36,241	39,459	64,417	81,468

Other income (expense):
Investment income	473	826	1,150	1,418
Foreign exchange loss	(462)	(80)	(560)	(422)
Other, net	1,464	(486)	1,473	(850)

Total other income	1,475	260	2,063	146

Income from continuing operations before income taxes	37,716	39,719	66,480	81,614
Income taxes	7,158	9,366	12,380	21,097

Income from continuing operations	30,558	30,353	54,100	60,517
Income from discontinued operations, net of tax	8	300	8	300

Net income	$30,566	$30,653	$54,108	$60,817

Basic earnings per share:
Income from continuing operations	$0.60	$0.58	$1.06	$1.16
Income from discontinued operations	0.00	0.01	0.00	0.01

Net income	$0.60	$0.59	$1.06	$1.17

Diluted earnings per share:
Income from continuing operations	$0.60	$0.58	$1.05	$1.16
Income from discontinued operations	0.00	0.01	0.00	0.01

Net income	$0.60	$0.59	$1.05	$1.17

Basic weighted average shares outstanding	50,900	51,771	50,929	51,881
Diluted weighted average and equivalent shares outstanding	51,283	52,030	51,310	52,156

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net income	$30,566	$30,653	$54,108	$60,817
Other comprehensive income (loss):
Unrealized gains (losses) on hedging transactions, net of income taxes	(391)	2,400	1,352	(2,246)
Unrealized holding gains (losses) on investments, net of income taxes	(867)	(46)	(939)	524
Foreign currency translation adjustment	223	105	317	188

Comprehensive income	$29,531	$33,112	$54,838	$59,283

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$54,108	$60,817
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,412	11,964
Share-based compensation	6,504	8,045
Excess tax benefit from share-based compensation	(3,727)	(1,358)
Loss on sale of property and equipment	182	147
Gain on sale of business	0	(613)
Deferred income taxes	4,439	367
Changes in assets and liabilities:
Accounts receivable, net	(1,976)	(657)
Inventories, net	14,190	16,599
Other assets	1,313	527
Accounts payable	3,263	(9,594)
Accrued liabilities	(6,094)	(11,422)
Deferred revenue	1,585	1,460
Income taxes	476	10,714
Other operating activities	1,381	(2,341)

Net cash provided by operating activities	91,056	84,655

Cash flows from investing activities:
Purchases of property and equipment	(8,547)	(10,599)
Proceeds from the sale of business	0	13,790
Acquisition of intangible assets	(500)	0
Purchase of long-term equity investment	(604)	(5,000)
Purchases of investments and marketable securities	(231,174)	(313,863)
Maturities of investments and marketable securities	19,188	228,105
Proceeds from sales of investments and marketable securities	142,230	95,106

Net cash provided by (used in) investing activities	(79,407)	7,539

Cash flows from financing activities:
Purchase of treasury stock	(28,563)	(24,645)
Proceeds from exercise of stock options and stock purchase plan purchases	4,104	142
Excess tax benefit from share-based compensation	3,727	1,358

Net cash used in financing activities	(20,732)	(23,145)

Effect of exchange rate changes on cash	229	(99)

Net increase (decrease) in cash and cash equivalents	(8,854)	68,950
Cash and cash equivalents at beginning of period	64,740	36,418

Cash and cash equivalents at end of period	$55,886	$105,368

Supplemental disclosures of cash flow information:
Income taxes paid	$5,346	$13,479

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	June 29, 2013	June 30, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Hardware	$178,938	$183,973	(2.7)	70.8	74.5
Supplies	59,618	49,508	20.4	23.5	20.0
Service and software	13,251	12,369	7.1	5.2	5.0

Subtotal products	251,807	245,850	2.4	99.5	99.5
Shipping and handling	1,353	1,227	10.3	0.5	0.5

Total net sales	$253,160	$247,077	2.5	100.0	100.0

	Six Months Ended
Product Category	June 29, 2013	June 30, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Hardware	$345,630	$365,169	(5.4)	70.6	74.4
Supplies	116,741	99,470	17.4	23.8	20.3
Service and software	25,067	23,768	5.5	5.1	4.8

Subtotal products	487,438	488,407	(0.2)	99.5	99.5
Shipping and handling	2,659	2,545	4.5	0.5	0.5

Total net sales	$490,097	$490,952	(0.2)	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	June 29, 2013	June 30, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Europe, Middle East and Africa	$80,913	$77,857	3.9	32.0	31.5
Latin America	24,322	25,371	(4.1)	9.6	10.3
Asia-Pacific	36,973	35,921	2.9	14.6	14.5

Total International	142,208	139,149	2.2	56.2	56.3
North America	110,952	107,928	2.8	43.8	43.7

Total net sales	$253,160	$247,077	2.5	100.0	100.0

	Six Months Ended
Geographic Region	June 29, 2013	June 30, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Europe, Middle East and Africa	$158,586	$163,978	(3.3)	32.4	33.4
Latin America	47,454	47,658	(0.4)	9.7	9.7
Asia-Pacific	69,882	69,069	1.2	14.3	14.1

Total International	275,922	280,705	(1.7)	56.4	57.2
North America	214,175	210,247	1.9	43.6	42.8

Total net sales	$490,097	$490,952	(0.2)	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	June 29,	June 30,	Percent
	2013	2012	Change
Total printers shipped	328,392	330,186	(0.5)
Average selling price of printers shipped	$462	$471	(1.9)

	Six Months Ended
	June 29,	June 30,	Percent
	2013	2012	Change
Total printers shipped	628,025	627,855	N/M
Average selling price of printers shipped	$466	$486	(4.1)